Exhibit 3.03

CERTIFICATION OF INCORPORATION

OF

Portola Allied Tool, Inc.

     FIRST. The name of the Corporation is Portola Allied Tool, Inc.

     SECOND. Its registered office in the State of Delaware is to be located at 30 Old Rudnick Lane, in the City of Dover, County of Kent. The Registered Agent in charge thereof is CorpAmerica, Inc., 30 Old Rudnick Lane, Dover, Delaware 19901.

     THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of stock which this corporation is authorized to issue is One Million (1,000,000) shares at $00.001 Par Value.

     FIFTH: The name and mailing address of the incorporator is as follows:

CorpAmerica, Inc.
30 Old Rudnick Lane
Dover, DE 19901

     SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

     SEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or missions of such director occurring prior to such amendment.

     I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this March 26, 1999

CorpAmerica, Inc., Incorporator

By:	/s/ Alison Kochie

Alison Kochie, Assistant Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

Portola Allied Tool, Inc.

     Portola Allied Tool, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST. That the Incorporators of said corporation, at a meeting duly convened and held, adopted the following resolution:

          RESOLVED that the Certification of Incorporation of the Corporation be amended by changing the Article thereof numbered “FOURTH” so that, as amended, said Article shall be and read as follows:

“FOURTH. The total number of shares of stock which this corporation is authorized to issue is Ten Thousand (10,000) Shares of $00.001 Par Value.”

          RESOLVED that the Certification of Incorporation of the Corporation be amended by adding the Article thereof numbered “EIGHTH” so that, as added, said Article shall be and read as follows:

“EIGHTH. The names of the persons who are to serve as the directors until the first annual meeting of the stockholders, or until successors are chosen and qualified, are as follows:

Jack L. Watts C/O Portola Packaging, Inc. 890 Faulstich Court San Jose, CA 95112	James A. Taylor C/O Portola Packaging, Inc. 890 Faulstich Court San Jose, CA 95112	Timothy Tomlinson Tomlinson Zisko Morosoli & Masser LLP 200 Page Mill Road, 2nd Floor Palo Alto, CA 94306

     SECOND. That the said amendment has been consented to and authorized by the sole incorporator in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware, and shall be executed, acknowledged, filed and recorded in accordance with Section 103 of said General Corporation Law.

     THIRD. That directors were not named in the original certificate of incorporation and have not yet been elected. The corporation has not received payment for any of its stock.

     IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by its Incorporator, this March 29, 1999

CorpAmerica, Inc.

By:	/s/ Alison Kochie

Alison Kochie, Assistant Secretary